EXHIBIT 99.1

Main Street Capital Announces Second Quarter 2009 Financial Results

Confirms Dividend Guidance of $1.50 to $1.65 Per Share for 2009

HOUSTON, Aug. 6, 2009 (GLOBE NEWSWIRE) -- Main Street Capital Corporation (Nasdaq:MAIN) ("Main Street") announced today its financial results for the second quarter ended June 30, 2009, and confirmed its previously announced dividend guidance of $1.50 to $1.65 per share for calendar year 2009.

2009 Dividend Guidance and Dividend Activity

Main Street confirms its projected dividend range of $1.50 to $1.65 per share for all of calendar year 2009. The estimated dividend range for 2009 represents an increase of 5.3% to 15.8% over the total dividends per share paid during calendar year 2008. In addition, the 2009 estimated dividend range represents a yield of approximately 11.5% to 12.6% based on Main Street's current share price. The estimated range for total 2009 dividends is based upon projections of 2009 taxable income, anticipated 2009 portfolio activity, and the estimated amount of undistributed 2008 taxable income (or "spillover income") that is utilized to pay dividends during 2009.

During the second quarter of 2009, Main Street paid $0.375 per share in dividends, or $0.125 per share for each of April, May and June 2009. These dividends represented a 7.1% increase from the quarterly dividend paid in the corresponding period of 2008.

In May 2009, Main Street declared monthly dividends of $0.125 per share for each of July, August and September 2009. These monthly dividends equate to a total of $0.375 per share for the third quarter of 2009 and represent a 4.2% increase from the dividend paid in the third quarter of 2008. Including the dividends declared for the third quarter of 2009, Main Street will have paid approximately $2.88 in cumulative dividends since its October 2007 initial public offering.

Second Quarter 2009 Highlights

 * Total investment income of $3.6 million, representing a 14%
   decrease over prior year
 * Distributable net investment income of $2.2 million (or $0.23 per share), representing a 16% decrease over prior year (1)
 * Distributable net realized income of $2.6 million (or $0.27 per share), representing a 3% decrease over prior year (1)
 * Net Asset Value of $124.6 million (or $11.80 per share) at June 30,
   2009
 * Net increase in net assets from operations of $3.7 million (or
   $0.39 per share)
 * Paid dividends of $0.375 per share, or $0.125 per share for each of
   April, May and June 2009
 * Completed follow-on equity offering for $16.2 million in total net proceeds

Second Quarter 2009 Operating Results

Total investment income decreased 14% to $3.6 million in the second quarter of 2009 compared with $4.2 million in the corresponding period of 2008. This comparable period decrease was principally attributable to lower dividend income due to certain portfolio companies retaining their excess cash flow as additional cushion given reduced economic visibility and lower near-term earnings expectations, partially offset by higher interest income from idle funds investments.

The $0.2 million of share-based compensation expense recognized during the second quarter of 2009 related to non-cash amortization expense for restricted share grants made in July 2008. Operating expenses, excluding non-cash share-based compensation expense, decreased $0.2 million, or 11%, in the second quarter of 2009 compared with the corresponding period of 2008 due to lower general, administrative and other overhead expenses. The reduction in general, administrative and overhead costs primarily related to (i) lower accrued compensation expense given lower investment income levels, (ii) consulting fees received by the affiliated investment manager during the second quarter of 2009 and (iii) reduced costs for certain legal and administrative activities based upon developing internal resources to perform such activities.

Distributable net investment income, which is net investment income before non-cash share-based compensation expense, decreased 16% to $2.2 million, or $0.23 per share, for the second quarter of 2009 compared with $2.6 million in the corresponding period of 2008.(1) This comparable period decrease was primarily attributable to reduced levels of total investment income, partially offset by lower general, administrative and overhead expenses.

Distributable net realized income, which is net realized income before non-cash share-based compensation expense, decreased 3% to $2.6 million, or $0.27 per share, for the second quarter of 2009 compared with $2.7 million in the corresponding period of 2008. (1) This comparable period decrease was primarily attributable to the lower level of distributable net investment income, partially offset by an increase in the total net realized gain. The total net realized gain for the second quarter of 2009 principally related to $0.3 million in realized gain from certain idle funds investments.

The net increase in net assets resulting from operations was $3.7 million, or $0.39 per share, for the second quarter of 2009 compared with a $4.5 million net increase in net assets resulting from operations in the corresponding period of 2008. The $1.8 million net change in unrealized appreciation from investments for the second quarter of 2009 was primarily attributable to (i) unrealized appreciation on eleven investments in portfolio companies totaling $3.9 million, partially offset by unrealized depreciation on six investments in portfolio companies totaling $1.9 million and (ii) $0.3 million in unrealized depreciation attributable to our investment in the affiliated Investment Manager. For the second quarter of 2009, Main Street also recognized a net income tax provision of $0.5 million principally related to deferred taxes on unrealized appreciation of equity investments held in its taxable subsidiary.

Liquidity and Capital Resources

As of June 30, 2009, Main Street had approximately $50.2 million in total cash and cash equivalents plus idle funds investments. During June 2009, Main Street completed a follow-on public stock offering consisting of the sale of 1,437,500 shares of common stock resulting in total net proceeds of approximately $16.2 million, after deducting underwriters' commissions and offering costs. During October 2008, Main Street closed on its $30 million, three-year investment credit facility ("Investment Facility") that is available to provide additional liquidity in support of future investment and operational activities. Main Street has no borrowings currently outstanding under the $30 million Investment Facility. Based upon existing cash and cash equivalents plus idle funds investments and the additional borrowing capacity through both the Small Business Investment Company ("SBIC") program and the Investment Facility, Main Street projects that it has sufficient liquidity to fund its investment and operational activities for the remainder of 2009 and through most of calendar year 2010. However, this projection will be impacted by, among other things, the pace of new and follow-on investments, debt repayments and investment redemptions, the level of cash flow from operations and cash flow from realized gains, and the level of dividends paid in cash.

The American Recovery and Reinvestment Act of 2009 enacted in February 2009 (the "Stimulus Bill") contains several provisions applicable to SBIC funds, including Main Street's wholly owned SBIC subsidiary. One of the key SBIC-related provisions included in the Stimulus Bill increased the maximum amount of combined SBIC leverage (or SBIC leverage cap) to $225 million for affiliated SBIC funds. The prior maximum amount of SBIC leverage available to affiliated SBIC funds was approximately $137 million, as adjusted annually based upon changes in the Consumer Price Index.

Due to the increase in the maximum amount of SBIC leverage available to affiliated SBIC funds, Main Street has access to incremental SBIC leverage to support its future investment activities. Since the increase in the SBIC leverage cap applies to affiliated SBIC funds, Main Street will allocate such increased borrowing capacity between its wholly owned SBIC subsidiary and Main Street Capital II, LP, an independently owned SBIC that is managed by Main Street and therefore deemed to be affiliated for SBIC regulatory purposes. It is currently estimated that at least $65 million of the additional SBIC leverage from the Stimulus Bill is accessible by Main Street for future investment activities, subject to the required capitalization of Main Street's wholly owned SBIC subsidiary. Based upon the net proceeds from the June 2009 follow-on equity offering and existing cash and idle funds investments, Main Street estimates that it has the required capitalization to access most of the $65 million in incremental SBIC leverage available under the provisions of the Stimulus Bill.

As of June 30, 2009, Main Street had $55 million of SBIC debenture leverage outstanding. The existing SBIC debenture leverage bears an annual weighted average interest rate of 5.8%, payable semiannually, and matures ten years from original issuance. The first maturity of the existing SBIC debenture leverage will not occur until 2013, and the weighted average duration is 5.9 years as of June 30, 2009. As of June 30, 2009, Main Street had a debt to equity ratio of approximately 0.44 to 1.0. All of Main Street's current outstanding indebtedness, which consists of long-term SBIC debenture leverage, is excluded from the 200% asset coverage requirements applicable to business development companies. As of June 30, 2009, Main Street also had a cash and cash equivalents plus idle funds investment to debt ratio of 0.91 to 1.0. Main Street's six months ended June 30, 2009 interest coverage ratio (distributable net investment income plus interest expense divided by interest expense) was approximately 3.4 to 1.0.

Key Portfolio Statistics (all as of June 30, 2009) (2)

Main Street had debt and equity investments in 33 portfolio companies with the average portfolio investment at cost equaling approximately 3% of total portfolio investments and approximately 2% of total assets.

Approximately 82% of Main Street's portfolio investments at cost were in the form of secured debt investments, and 91% of Main Street's debt investments were secured by first priority liens on the assets of portfolio companies. The annual weighted average effective yield on Main Street debt investments held at June 30, 2009 was approximately 13.9%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status. Approximately 86% of Main Street's debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by our portfolio companies, which we have not independently verified, our portfolio companies had a weighted average net senior debt (senior interest-bearing debt less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.4 to 1.0 and a total EBITDA to senior interest coverage ratio of approximately 3.3 to 1.0. (3) Including all debt that is junior in priority to Main Street's debt position, these ratios were approximately 2.9 to 1.0 and 2.9 to 1.0, respectively. (3)

Main Street had equity ownership in 91% of its portfolio companies, and the average fully diluted equity ownership position in those portfolio companies was approximately 24%.

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's portfolio was 2.5 as of June 30, 2009 and 2.4 as of March 31, 2009. As of June 30, 2009, Main Street had one investment on non-accrual status that represented 0.4% of the total portfolio at fair value.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of key portfolio statistics as of June 30, 2009 and March 31, 2009.

Second Quarter 2009 Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, August 7, 2009 at 10:00 a.m. Eastern Time to discuss the second quarter 2009 financial results.

The conference call can be accessed by dialing 480-629-9724 or 866-225-8754, and using conference ID #4118169, at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging on to the investor relations section of Main Street's website at www.mainstcapital.com.

A telephonic replay of the conference call will be available through August 14, 2009 and may be accessed by dialing 303-590-3030 and using the pass code ID #4118169. An audio archive will also be available on the investor relations section of Main Street's website at www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of financial and other information included in this press release, please refer to Main Street's Form 10-Q for the quarterly period ended June 30, 2009 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's Second Quarter 2009 Investor Presentation to be posted on the investor relations section of the Company's web site.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. generally accepted accounting principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All key portfolio statistics are calculated exclusive of Main Street's portfolio investment in Main Street Capital Partners, LLC, the wholly owned investment manager.

(3) For purposes of calculating these ratios, one existing portfolio company that has been fully impaired is excluded from the calculations.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that provides long-term debt and equity capital to lower middle market companies. Main Street's investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one-stop" financing alternatives to its portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies, and future operating results and cash flows, including but not limited to: our estimates regarding the range of dividends to be paid during calendar year 2009; estimates of annualized yield represented by the 2009 dividend range; our estimate regarding current liquidity being sufficient to fund investment and operational activities for the remainder of 2009 and through most of calendar year 2010; the estimated amount of additional SBIC leverage available to Main Street based upon its current capitalization; and our belief that the Stimulus Bill will provide additional leverage capacity to Main Street through its wholly owned SBIC subsidiary. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the general economy or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

                  MAIN STREET CAPITAL CORPORATION
               Consolidated Statements of Operations
                            (Unaudited)

                             Three Months             Six Months
                            Ended June 30,           Ended June 30,
                        ----------------------  ----------------------
                            2009       2008        2009        2008
                        ----------  ----------  ----------  ----------
 INVESTMENT INCOME:
  Interest, fee and
   dividend income:
   Control
    investments         $1,831,201  $2,667,708  $3,833,821  $4,574,610
   Affiliate
    investments          1,166,501   1,043,901   2,335,557   2,108,862
   Non-Control/
    Non-Affiliate
    investments            258,218     313,548     396,173     899,190
                        ----------  ----------  ----------  ----------
  Total interest, fee
   and dividend income   3,255,920   4,025,157   6,565,551   7,582,662
  Interest from idle
   funds and other         344,150     151,754     626,944     621,615
                        ----------  ----------  ----------  ----------
    Total investment
     income              3,600,070   4,176,911   7,192,495   8,204,277
 EXPENSES:
  Interest                (941,577)   (921,206) (1,872,912) (1,803,842)
  General and
   administrative         (430,114)   (450,960)   (744,787)   (865,061)
  Expenses reimbursed
   to affiliated
   Investment Manager      (45,513)   (218,170)    (79,938)   (444,738)
  Share-based
   compensation           (195,726)         --    (391,452)         --
                        ----------  ----------  ----------  ----------
   Total expenses       (1,612,930) (1,590,336) (3,089,089) (3,113,641)
                        ----------  ----------  ----------  ----------
 NET INVESTMENT INCOME   1,987,140   2,586,575   4,103,406   5,090,636

 NET REALIZED GAIN
  FROM INVESTMENTS:
  Control investments       98,050          --     865,651          --
  Affiliate
   investments                  --      99,154          --     710,404
  Non-Control/
   Non-Affiliate
   investments             328,220          --     454,843          --
                        ----------  ----------  ----------  ----------
   Total net realized
    gain from
    investments            426,270      99,154   1,320,494     710,404
                        ----------  ----------  ----------  ----------
 NET REALIZED INCOME     2,413,410   2,685,729   5,423,900   5,801,040

 NET CHANGE IN
  UNREALIZED
  APPRECIATION
  (DEPRECIATION)
  FROM INVESTMENTS:
   Control investments   1,363,329    (186,405) (1,147,000)    884,704
   Affiliate investments   671,018    (443,584)   (101,473)   (940,952)
   Non-Control/
    Non-Affiliate
    investments            100,269      58,766    (376,519)     58,766
   Investment in
    affiliated
    Investment Manager    (283,277)   (234,733)     55,318    (464,462)
                        ----------  ----------  ----------  ----------
    Total net change
     in unrealized
     appreciation
     (depreciation)
     from investments    1,851,339    (805,956) (1,569,674)   (461,944)
                        ----------  ----------  ----------  ----------

   Income tax
    (provision) benefit   (525,612)  2,608,324    (582,887)  2,351,636
                        ----------  ----------  ----------  ----------
 NET INCREASE IN NET
  ASSETS RESULTING
  FROM OPERATIONS       $3,739,137  $4,488,097  $3,271,339  $7,690,732
                        ==========  ==========  ==========  ==========

 NET INVESTMENT INCOME
  PER SHARE
   BASIC AND DILUTED    $     0.21  $     0.29  $     0.44  $     0.57
                        ==========  ==========  ==========  ==========
 NET REALIZED INCOME
  PER SHARE
   BASIC AND DILUTED    $     0.25  $     0.30  $     0.58  $     0.65
                        ==========  ==========  ==========  ==========
 DIVIDENDS PAID PER
  SHARE                 $     0.38  $     0.35  $     0.75  $     0.69
                        ==========  ==========  ==========  ==========
 NET INCREASE IN NET
  ASSETS RESULTING
  FROM OPERATIONS
  PER SHARE
   BASIC AND DILUTED    $     0.39  $     0.50  $     0.35  $     0.86
                        ==========  ==========  ==========  ==========
 WEIGHTED AVERAGE
  SHARES OUTSTANDING -
   BASIC AND DILUTED     9,520,314   8,959,718   9,323,968   8,959,718
                        ==========  ==========  ==========  ==========

                     MAIN STREET CAPITAL CORPORATION
                       Consolidated Balance Sheets

                                          June 30, 2009  Dec. 31, 2008
                                          -------------  -------------
                                           (Unaudited)
 ASSETS

  Investments at fair value:
   Control investments (cost: $60,258,932
    and $60,767,805 as of June 30, 2009
    and December 31, 2008, respectively)  $  63,886,735  $  65,542,608
   Affiliate investments (cost:
    $38,181,968 and $37,946,800 as of
    June 30, 2009 and December 31, 2008,
    respectively)                            39,546,390     39,412,695
  Non-Control/Non-Affiliate investments
   (cost: $9,995,553 and $6,245,405
   as of June 30, 2009 and December 31,
   2008, respectively)                        8,920,606      5,375,886
  Investment in affiliated Investment
   Manager (cost: $18,000,000 as of
   June 30, 2009 and December 31, 2008)      16,730,944     16,675,626
                                          -------------  -------------

    Total investments (cost: $126,436,453
     and $122,960,010 as of June 30, 2009
     and December 31, 2008, respectively)   129,084,675    127,006,815
  Idle funds investments (cost:
   $15,783,358 and $4,218,704 as of
   June 30, 2009 and December 31, 2008,
   respectively)                             15,783,358      4,389,795
  Cash and cash equivalents                  34,412,887     35,374,826
  Deferred tax asset                            378,005      1,121,681
  Other assets                                1,589,782      1,100,922
  Deferred financing costs (net of
   accumulated amortization of $1,158,091
   and $956,037 as of June 30, 2009
   and December 31, 2008, respectively)       1,543,607      1,635,238
                                          -------------  -------------

    Total assets                          $ 182,792,314  $ 170,629,277
                                          =============  =============

 LIABILITIES

 SBIC debentures                          $  55,000,000  $  55,000,000
 Interest payable                             1,110,068      1,108,193
 Distribution payable                         1,319,823        726,464
 Accounts payable and other liabilities         781,738      1,438,564
                                          -------------  -------------

   Total liabilities                         58,211,629     58,273,221
 Commitments and contingencies

 NET ASSETS

 Common stock, $0.01 par value per share
  (150,000,000 shares authorized;
  10,558,632 and 9,206,483 issued and
  outstanding as of June 30, 2009 and
  December 31, 2008, respectively)              105,586         92,065
 Additional paid-in capital                 120,424,435    104,467,740
 Undistributed net realized income            2,065,469      3,658,495
 Net unrealized appreciation from
  investments, net of income taxes            1,985,195      4,137,756
                                          -------------  -------------

   Total net assets                         124,580,685    112,356,056
                                          -------------  -------------

   Total liabilities and net assets       $ 182,792,314  $ 170,629,277
                                          =============  =============

 NET ASSET VALUE PER SHARE                $       11.80  $       12.20
                                          =============  =============

                     MAIN STREET CAPITAL CORPORATION
       Reconciliation of distributable net investment income and
                    distributable net realized income
                              (Unaudited)

                          Three Months Ended       Six Months Ended
                               June 30,                 June 30,
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Net investment income  $1,987,140  $2,586,575  $4,103,406  $5,090,636
  Share-based
   compensation
   expense                 195,726          --     391,452          --
                        ----------  ----------  ----------  ----------
 Distributable net
  investment income      2,182,866   2,586,575   4,494,858   5,090,636
 Total net realized
  gain from investments    426,270      99,154   1,320,494     710,404
                        ----------  ----------  ----------  ----------
 Distributable net
  realized income       $2,609,136  $2,685,729  $5,815,352  $5,801,040
                        ==========  ==========  ==========  ==========

 Distributable net
  investment income
  per share
   Basic and diluted    $     0.23  $     0.29  $     0.48  $     0.57
                        ==========  ==========  ==========  ==========
 Distributable net
  realized income
  per share
   Basic and diluted    $     0.27  $     0.30  $     0.62  $     0.65
                        ==========  ==========  ==========  ==========

                   Main Street Capital Corporation
                      Key Portfolio Statistics
                             (Unaudited)

                                               As of          As of
                                           June 30, 2009  March 31, 2009
                                           -------------  --------------

 Number of portfolio companies                   33             32

 DEBT PORTFOLIO STATISTICS:

 % of total portfolio as secured                 82%            84%
  debt (at cost)

 % of debt portfolio as first lien               91%            91%
  debt (at cost)

 Weighted average effective yield (1)          13.9%          14.0%

 PORTFOLIO COMPANY CREDIT STATISTICS:

 Net debt to EBITDA - excluding
  debt junior to Main Street (2)(4)          2.4 to 1.0     2.3 to 1.0

 EBITDA to interest - excluding
  debt junior to Main Street (2)(4)          3.3 to 1.0     3.2 to 1.0

 Total net debt to EBITDA (2)(4)             2.9 to 1.0     2.9 to 1.0

 Total EBITDA to interest (2)(4)             2.9 to 1.0     2.8 to 1.0

 EQUITY PORTFOLIO STATISTICS:

 % of portfolio with equity ownership            91%            91%

 Average equity ownership (fully diluted)        24%            25%

 PORTFOLIO QUALITY:

 Weighted average investment rating (3)         2.5            2.4

 % on non-accrual status (at fair value)        0.4%           0.5%

 Notes:

 (1)  Weighted average effective yield is calculated based upon debt investments, excluding debt investments on non-accrual status, on the indicated date and includes amortization of deferred
      debt origination fees and accretion of original issue discount.
 (2)  The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt less cash and cash equivalents) and related total senior interest of the portfolio companies, as well as including the debt and interest related to portfolio company debt which is junior in priority to
      Main Street's debt investment. In addition, these statistics exclude one existing portfolio company which has been fully impaired.
 (3)  Represents the dollar weighted average investment rating based upon Main Street's internal rating system, with "1" being the highest rated and "5" being the lowest rated.
 (4)  Portfolio company financial information has not been independently verified by Main Street.

CONTACT:  Main Street Capital Corporation
          Todd A. Reppert, President and CFO
          713-350-6000
          treppert@mainstcapital.com

          Dennard Rupp Gray and Easterly, LLC
          Ken Dennard
            713-529-6600
            ksdennard@drg-e.com
          Augustine Okwu
            404-532-0086
            gokwu@drg-e.com